UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 11, 2009

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

_____________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 7.01	Regulation FD.

 Ralcorp Holdings, Inc. is providing the following supplemental information to investors regarding our performance and liquidity.  The non-GAAP information set forth below is reconciled to the most directly comparable GAAP financial measure as required by Regulation G.

	Fiscal Year Ended September 30 ,								Twelve Months Ended June 30,
(in millions)	2001	2002	2003	2004	2005	2006	2007	2008	2009
Net Earnings	$40	$54	$7	$65	$71	$68	$32	$168	$252
(Gain) loss on forward sale contracts, after tax	-	-	-	-	-	6	56	(72)	(29)
Gain on sale of securities, after tax	-	-	-	-	-	(2)	-	(5)	(33)
Discount amortization of forward sale contracts, after tax	-	-	-	-	-	2	5	6	5
Net Earnings, as adjusted	$40	$54	$7	$65	$71	$75	$93	$97	$195
Interest expense, net	16	6	3	13	17	28	42	55	94
Deferred income taxes on equity earnings	2	(0)	(0)	0	2	4	5	8	5
Income taxes	22	31	17	37	37	30	8	87	140
Tax impact of (gain) loss on forward sale contracts, included above	-	-	-	-	-	4	32	(40)	(16)
Tax impact of gain on sale of securities, included above	-	-	-	-	-	(1)	-	(3)	(18)
Discount amortization of forward sale contracts, included in interest expense	-	-	-	-	-	(2)	(5)	(6)	(5)
Goodwill impairment charge	-	-	59	-	-	-	-	-	-
Non-cash portion of unusual or non-recurring items	-	2	9	1	-	-	-	23	24
Depreciation and amortization	42	36	39	48	56	67	82	100	139
EBITDA, as adjusted	$122	$128	$134	$165	$183	$204	$257	$321	$557

					Fiscal Year Ended September 30,				Twelve Months Ended June 30,
(in millions)					2005	2006	2007	2008	2009
Cash Flow from Operations					$161	$55	$218	$132	$302
A/R securitization (funding) paydown					(49)	49	(46)	(4)	48
Capital expenditures					(57)	(58)	(52)	(63)	(100)
Free Cash Flow					$55	$46	$121	$65	$250

The following measures, as included above, are non-GAAP financial measures which the Company’s management believes provide useful information to investors regarding the performance or liquidity of Ralcorp’s operations.  These measures may not be defined, calculated, or utilized by other companies in the same manner and should not be considered a substitute for earnings or cash flow data calculated in accordance with GAAP.
-
“Net Earnings, as adjusted” is an additional measure for comparing the earnings generated between periods, without the effects of items related to the sales and forward sales of shares of Vail Resorts, Inc. as indicated in the reconciliation above.

-
“EBITDA, as adjusted” is an additional measure for evaluating Ralcorp’s performance before interest, income taxes, depreciation and amortization, without the effects of items related to the sales and forward sales of shares of Vail Resorts, Inc., goodwill impairment, and the non-cash portion of other unusual or non-recurring items, as indicated in the reconciliation above.

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“Free Cash Flow,” calculated as shown in the reconciliation above, is an additional liquidity measure indicating the Company’s ability to generate cash to repay debt obligations, make investments, fund acquisitions, and for certain other activities.  Note that due to various financial obligations and commitments, the entire free cash flow amount may not be available for discretionary purposes.

On August 11, 2009, the Company also filed a press release.  The press release is attached as exhibit 99.1 hereto.

The information included in this Item 7.01 shall be deemed to be "furnished" and shall not be deemed to be "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information included in this Item 7.01 contains certain forward-looking statements concerning the Company’s operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. The risks and other uncertainties are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2008 and other Company filings with the Securities and Exchange Commission. Ralcorp assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 8.01	Other Events.

The Company is providing the following supplemental GAAP financial measures to investors.  No non-GAAP measures are included in the table below.
	Fiscal Year Ended September 30 ,								Twelve Months Ended June 30,
(in millions)	2001	2002	2003	2004	2005	2006	2007	2008	2009
Net Earnings	$40	$54	$7	$65	$71	$68	$32	$168	$252
(Gain) loss on forward sale contracts, after tax	-	-	-	-	-	6	56	(72)	(29)
Gain on sale of securities, after tax	-	-	-	-	-	(2)	-	(5)	(33)
Discount amortization of forward sale contracts, after tax	-	-	-	-	-	2	5	6	5

Interest expense, net	16	6	3	13	17	28	42	55	94
Deferred income taxes on equity earnings	2	(0)	(0)	0	2	4	5	8	5
Income taxes	22	31	17	37	37	30	8	87	140
Tax impact of (gain) loss on forward sale contracts, included above	-	-	-	-	-	4	32	(40)	(16)
Tax impact of gain on sale of securities, included above	-	-	-	-	-	(1)	-	(3)	(18)
Discount amortization of forward sale contracts, included in interest expense	-	-	-	-	-	(2)	(5)	(6)	(5)
Goodwill impairment charge	-	-	59	-	-	-	-	-	-
Non-cash portion of unusual or non-recurring items	-	2	9	1	-	-	-	23	24
Depreciation and amortization	42	36	39	48	56	67	82	100	139

					Fiscal Year Ended September 30,				Twelve Months Ended June 30,
(in millions)					2005	2006	2007	2008	2009
Cash Flow from Operations					$161	$55	$218	$132	$302
A/R securitization (funding) paydown					(49)	49	(46)	(4)	48
Capital expenditures					(57)	(58)	(52)	(63)	(100)

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1  Press Release dated August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	August 10, 2009	By /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBITS

Exhibit	Description

Exhibit 99.1	Press Release Dated August 11, 2009